EXHIBIT 5
                                 LOAN AGREEMENT
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Lender:     Carl M. Freeman Associates, Inc.     Borrower:    Joshua M. Freeman
------      11325 Seven Locks Road               --------     11325 Seven Locks Road
            Potomac, Maryland  20854                          Potomac, Maryland 20854
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     THIS LOAN  AGREEMENT  between  Joshua M. Freeman  ("BORROWER")  and Carl M.
Freeman  Associates,  Inc.  ("LENDER")  is  made  on  the  following  terms  and conditions.  Borrower has applied to Lender for a  commercial  loan (the "LOAN")
for the purposes set forth herein.  Lender has agreed,  subject to the terms and conditions of this Loan Agreement, to make such Loan to Borrower.

     1. Term. This Agreement shall be effective as of May 26, 1998, and shall continue thereafter until all indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

     2. Definitions. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this agreement shall have the meanings attributed to such terms in the Uniform Commercial Code as in effect in the State of Maryland or the State of Delaware or the Commonwealth of Virginia. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

          (a) Agreement. "AGREEMENT" means this Loan Agreement, as this Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan Agreement from time to time.

          (b) CMF RQI. "CMF RQI" means CMF RQI Holdings L.L.C., a Delaware limited liability company, and its successors and assigns.

          (c) Expiration Date. "EXPIRATION DATE" means the date upon which Borrower shall repay to Lender all amounts of principal and interest outstanding on the Note. Unless otherwise agreed by Lender and Borrower in writing, the Expiration Date shall be May 25, 2008.

          (d) Indebtedness. "INDEBTEDNESS" means all principal, interest and other fees, costs, charges and other amounts, whether now existing or hereafter arising, and all other present and future liabilities and obligations of Borrower to Lender, whether direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several, or joint and several, under this Agreement, the Note, the Security Agreement, or any other document evidencing, securing or otherwise relating to the transactions contemplated by this Agreement.

          (e) Note. "NOTE" means that certain Promissory Note of even date herewith made by Borrower payable to the order of Lender in the maximum principal amount of One


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Million  Three  Hundred  Four   Thousand   Nine  Hundred   Sixty-Three   Dollars
($1,304,963.00),   together  with  any  amendment,   modification,   substitute,
replacement or refinancing thereof.

          (f) Related Documents. "RELATED DOCUMENTS" means all promissory notes, credit agreements, loan agreements, security agreements and all other instruments, agreements and documents, whether now or hereafter existing, evidencing, securing or otherwise executed in connection with the Indebtedness.

          (g)  Security  Agreement.  "SECURITY  AGREEMENT"  means  the  Security
Agreement of even date herewith between Lender and Borrower and any other agreements creating a lien or encumbrance on, or security interest in, any assets of Borrower or any other person for purposes of securing all or any portion of the Indebtedness.

     3. Collateral. To secure payment of the Indebtedness and performance of all other obligations and duties owed by Borrower to Lender, borrower shall grant to Lender security interests in certain of Borrower's rights, interests and holdings of such property as shall be set forth in the definition of "Collateral" in the Security Agreement.

     4. Representations and Warranties. Borrower Represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds and at all times any indebtedness exists:

          (a) Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower do not conflict with, result in a violation of, or constitute a default under (a) any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

          (b) Binding Effect. This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of the Indebtedness and all of the Related Documents are binding upon Borrower as well as upon Borrower's estate, successors, personal representatives, heirs and assigns, and are legally enforceable in accordance with their respective terms.

          (c) Commercial Purposes. Borrower intends to use, and shall use, the Loan proceeds solely for the purpose of funding Borrower's capital contributions to CMF RQI as provided in the Operating Agreement of CMF RQI.

          (d) Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in entering into with Borrower this Agreement, the Note, the Security Agreement, and the Related Documents. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect unless such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

     5. Covenants. Borrower covenants and agrees with Lender that, While this Agreement is in effect, Borrower will:


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          (a) Loan Proceeds.  Use all Loan proceeds  solely for the purposes set forth above, unless specifically consented to the contrary by Lender in writing.

          (b) Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

          (c) Additional Assurances. Make, execute and deliver to Lender such promissory notes, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loan and to perfect all security interests provided for hereunder or under the Security Agreement.

     6. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          (a) Default on Indebtedness. Failure of Borrower to make any payment when due on the Indebtedness.

          (b) Other Defaults. Failure of Borrower to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

          (c) False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

          (d) Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create and maintain a valid and perfected first priority security interest in the Collateral) at any time and for any reason or if any of the Collateral shall be attached or distrained at any time pursuant to any court order or other legal process.

          (e) Insolvency. The insolvency of Borrower, or a trustee or receiver is appointed for Borrower for all or any portion of the property of Borrower, or Borrower makes a general assignment for the benefit of Borrower's creditors, or Borrower files for bankruptcy, or an involuntary bankruptcy petition is filed against Borrower, or any proceeding under any bankruptcy or insolvency law or any law relating to the relief of debtors or readjustments of indebtedness that shall be commenced by or against Borrower.

          (f) Right to Cure. If any default, other than a default relating to any failure to make timely and full payment of any Indebtedness, is curable, and if Borrower has not been given a notice of a similar default within the preceding twelve (12) months, such default may be cured (and no Event of Default will have occurred) if Borrower after receiving written notice from Lender demanding cure of such default: (a) cures the default within ten (10) days; or
(b) if the

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cure reasonably  requires more than ten (10) days,  immediately  initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter diligently and continuously pursues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical, but in no event later than sixty (60) days after the end of such ten (10) day period.

     7. Effect of an Event of Default. If any Event of Default Shall occur, except where otherwise provided in this Agreement or the Related Documents, at Lender's option, all Indebtedness will become immediately due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently; election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender's right to declare a default and to exercise its rights and remedies.

     8. Event of Prepayment. Each of the following shall constitute an Event of Prepayment under this Agreement:

          (a) Any sale for cash of all or any portion of Borrower's membership interest in CMF RQI;

          (b) Any distribution of cash by CMF RQI to Borrower in respect of Borrower's membership interest in CMF RQI;

          (c) Following the dissolution of CMF RQI and the distribution to Borrower by CMF RQI of Borrower's proportionate share of CMF RQI's assets, any sale for cash by Borrower of such assets; and

          (d) Following the dissolution of CMF RQI and the distribution to Borrower by CMF RQI of Borrower's proportionate share of CMF RQI's assets, the receipt by Borrower of any cash distribution in respect of such assets.

     9. Effect of Event of Prepayment. If Any Event of Prepayment shall occur, except where otherwise provided in this Agreement or the Related Documents, Borrower shall be required to make a mandatory prepayment on the Note as set forth in the Note.

    10. Miscellaneous Provisions.

       (a) Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

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      (b) Applicable  Law. This  Agreement  shall be governed by,  construed and enforced in accordance with the laws of the State of Maryland (i.e., the laws other than those relating to conflict of laws rules).

     (c) Consent to Jurisdiction. Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon Borrower and may be enforced in any court in which Borrower is subject to jurisdiction by a suit upon such judgment provided that service of process is effected upon Borrower as provided in this Agreement or as otherwise permitted by applicable law.

     (d)  Caption   Headings.   Caption  headings  in  this  Agreement  are  for
convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     (e) Costs and Expenses. Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses incurred in connection with this Agreement or in connection with the Loan made pursuant to this Agreement. Subject to any limits under applicable law, if Lender hires an attorney to help enforce this Agreement or to collect any Indebtedness, Borrower agrees to pay Lender's attorneys' fees, and all of Lender's other collection expenses, whether or not there is a lawsuit and including legal expenses for bankruptcy proceedings.

     (f) Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given when personally delivered or three business days after being sent by certified United States mail, postage prepaid, return receipt requested, addressed to the applicable party at the address of such party set forth above or to such other address furnished by notice given in accordance with this subsection (f).

     (g) Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity, however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     (h) Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind his estate, personal representative, heirs, successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender, which may be granted or withheld by Lender in its sole discretion.


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          (i)  Survival.  All  warranties,  representations,  and  covenants and agreements of Borrower in this Agreement shall survive the making of the Loan contemplated hereby.

          (j) Time is of the Essence. Time is of the essence in the performance of this Agreement.

          (k) Waiver. Indulgence by Lender with respect to any of the terms and conditions of this Agreement or the failure of Lender to exercise any of its rights under this Agreement shall not constitute a waiver thereof, and Borrower shall remain liable for the strict performance of such terms and conditions unless this Agreement shall be terminated. No provision of this Agreement may be waived or modified orally, but all such waivers or modifications shall be in writing. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in one instance shall not constitute Lender's continuing consent in subsequent instances, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

     THIS LOAN AGREEMENT IS SIGNED AND DELIVERED EFFECTIVE IN ALL RESPECTS AS OF MAY 26, 1998.

                                            BORROWER:
                                            ----------
                                            /s/ Joshua M. Freeman
                                            ----------------------
                                            Joshua M. Freeman

                                            LENDER:
                                            ----------
                                            CARL M. FREEMAN ASSOCIATES, INC.

                                            By: /s/ T. Michael Nally
                                               ----------------------
                                                T. Michael Nally
                                                Vice President

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